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                                  EXHIBIT 32.1

                               HINES HORTICULTURE

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Hines Horticulture, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert A. Ferguson, Acting Chief Executive Officer and President and Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                       By: /s/ Robert A. Ferguson
                                           -------------------------------------
                                           Robert A. Ferguson
                                           ACTING CHIEF EXECUTIVE  OFFICER AND
                                           PRESIDENT AND CHIEF OPERATING OFFICER
                                           (PRINCIPAL EXECUTIVE OFFICER)


November 13, 2003

         A signed original of this written statement required by Section 906 has been provided to Hines Horticulture, Inc. and will be retained by Hines Horticulture, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.